UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2023

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United-Guardian, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-10526	11-1719724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Marcus Boulevard

Hauppauge, New York 11788

(Address of Principal Executive Offices) (Zip Code)

(631) 273-0900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	UG	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement

On October 10, 2023, as directed and approved by the Board of Directors of United-Guardian, Inc. (the “Company”), the Company notified Ashland Specialty Ingredients (“Ashland”), one of its marketing and distribution partners, that it was not renewing its Exclusive Distributor Agreement with Ashland dated July 5, 2000, as amended by the letter agreement dated May 5, 2010 (the “Distribution Agreement”).

The Distribution Agreement provided Ashland with exclusive distribution and marketing rights relating to certain of the Company’s products within designated territories and included customary representations, warranties, and covenants. The Distribution Agreement was subject to a two (2) year term and would have automatically renewed for an additional two (2) year term commencing on January 1, 2024, unless either party gave notice to the other party no later than October 31, 2023 of its intention not to allow the Agreement to automatically renew in accordance with its terms. The Company will not incur any early termination penalties in connection with its non-renewal of the Distribution Agreement. The Company does not intend to sever its business relationship with Ashland, but believes that it is in the Company’s best interest to explore alternative marketing and distribution arrangements following the termination of the Distribution Agreement, including the possibility of entering into a new agreement with Ashland or engaging with a new distribution partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED-GUARDIAN, INC.

By:	/s/ Donna Vigilante
Name:	Donna Vigilante
Title:	President

Date: October 16, 2023